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                                                                     EXHIBIT 5.1

                            KELLEY DRYE & WARREN LLP
                              TWO STAMFORD PLAZA
                             281 TRESSER BOULEVARD
                               STAMFORD, CT 06901



                                                     January 31, 2001



Global Capital Partners Inc.
6000 Fairview Road
Suite 1410
Charlotte, North Carolina  28210

Ladies and Gentlemen:

      We have acted as special counsel to Global Capital Partners Inc., a Delaware corporation (the "Company"), in connection with the proposed offering of an aggregate of 2,092,063 shares of Common Stock, $.05 par value (the "Shares") underlying the 5% Convertible Debentures due 2005 (the "Debentures") and certain warrants issued by the Company (the "Warrants") as described in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), to which this opinion constitutes an exhibit (the "Registration Statement"). As such counsel, you have requested our opinion as to the matters described herein relating to the Shares. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

      We have examined the Company's Certificate of Incorporation and By-Laws, in each case as amended and restated through the date hereof; minutes of the Company's corporate proceedings through the date hereof, as made available to us by officers of the Company; an executed copy of the Registration Statement and all exhibits thereto in the form filed with the Commission; and such matters of law and such documents and other instruments as we have deemed necessary by us in order to deliver the within opinion. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

      Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares have been duly authorized and the Shares, upon conversion of the Debentures pursuant to the terms of the Debentures, or upon exercise of the Warrants upon proper payment of the exercise price thereof and pursuant to the terms of the Warrants, as applicable, will be validly issued, fully paid and nonassessable.



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Global Capital Partners Inc.
January 31, 2001
Page 2


      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the Prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,

                                    KELLEY DRYE & WARREN LLP



                                    By:  /s/ Randi-Jean G. Hedin
                                        ____________________________________
                                               A Member of the Firm